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                                                                   Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated March 27, 1997 relating to the financial statements of ALARIS Medical Systems, Inc. (formerly IMED Corporation), March 29, 1996 relating to the financial statements of IVAC Holdings, Inc. and June 29, 1995 relating to the financial statements of IVAC Corporation, which appear in such Prospectus. We also consent to the application of our report dated March 27, 1997 to the Financial Statement Schedule of ALARIS Medical Systems, Inc. for the three years ended December 31, 1996 appearing on page S-1 of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading ""Experts'' in such Prospectus.

                                                           PRICE WATERHOUSE LLP

San Diego, California
September 8, 1997